Exhibit 10.1

second AMENDMENT TO LOAN AND GUARANTY AGREEMENT

AND AFFIRMATION OF PLEDGE AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of September 14, 2022 (the “Second Amendment Effective Date”), by and among VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation (“Borrower Representative”), VBI VACCINES INC., a British Columbia corporation (“Parent”, and together with Borrower Representative, collectively, “Borrowers”, and each, a “Borrower”), each of the parties set forth on the signature page hereto as guarantors (“Guarantors” and each, a “Guarantor”), K2 HEALTHVENTURES LLC and any other lenders party hereto (collectively, “Lenders”, and each, a “Lender”) constituting Required Lenders (as defined in the Loan Agreement (as defined below)), and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

Recitals

WHEREAS, (i) the parties previously entered into that certain Loan and Guaranty Agreement, dated as of May 22, 2020 (as amended by that certain First Amendment to Loan and Guaranty Agreement and Affirmation of Pledge And Security Agreement, dated as of May 17, 2021 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”; the Existing Agreement, as amended by this Amendment, the “Agreement”) by and among Borrowers, Guarantors, Lenders, Administrative Agent and, and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”); and (ii) certain of the parties previously entered into that certain Pledge and Security Agreement, dated as of May 22, 2020, by and among Parent, VBI VACCINES (DELAWARE) INC., a Delaware corporation, VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation (collectively “US Loan Parties”), Administrative Agent and Collateral Trustee (the “Pledge and Security Agreement”).

WHEREAS, the parties desire to amend the terms of the Existing Agreement in accordance with this Amendment to, among other things, refinance, expand and extend the Term Loan facility thereunder.

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.

2. Amendment. The Existing Agreement is hereby amended as set forth in Exhibit A hereto, including to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).

3. Limitation of Amendments. The Amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) establish a course of dealing with respect to any other amendment, modification or waiver of any term or condition of any Loan Document or otherwise obligate Administrative Agent or any Lender to waive any future Event of Default, or (b) otherwise prejudice any right or remedy any Secured Party may now have or may have in the future under or in connection with any Loan Document.

4. Representations. To induce Administrative Agent and Required Lenders to enter into this Amendment, each Loan Party hereby represent and warrant as follows:

4.1 The representations and warranties contained in the Agreement and in other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).

4.2 Prior to and upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.

4.3 Each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement and other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable).

4.4 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), (a) have been duly authorized by all necessary action on the part of such Loan Party, and (b) do not and will not contravene (i) any material Requirement of Law, (ii) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (iii) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (iv) the Operating Documents operating of such Loan Party.

4.5 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, Governmental Authority, except as already has been obtained or made.

4.6 This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

5. Conditions. As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent in its sole discretion, the following:

(a) this Amendment, duly executed by the Loan Parties;

(b) the documents and certificates set forth on Schedule 1 hereto;

(c) the Amended and Restated Fee Letter, duly executed by Borrowers;

(d) an updated Perfection Certificate, duly executed by Parent;

(e) a disbursement letter with respect to the Term Loan to be advanced on or about the Second Amendment Effective Date;

(f) a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents (certified by the Secretary of State (or equivalent agency) on a date that is no earlier than thirty (30) days prior to the date hereof), (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each such Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(g) a legal opinion of US counsel to the Loan Parties, Canadian counsel to the Loan Parties and Israeli counsel to the Loan Parties; and

(h) payment of all fees and Lender Expenses due on the Second Amendment Effective Date in accordance with the Amended and Restated Fee Letter and the Agreement, as amended.

6. Affirmations.

6.1 The Agreement, as amended hereby is reaffirmed by the Loan Parties and the Loan Parties agree and acknowledge that the Agreement, as modified by this Amendment, remains in full force and effect and that the same is hereby ratified and confirmed in all respects.

6.2 The US Loan Parties agree and acknowledge that the security interest as granted pursuant to the Pledge and Security Agreement continues to secure the Obligations from the Closing Date without novation, and this Amendment is not intended to be, and shall not constitute, a novation.

6.3 The Guarantors agree and acknowledge the terms of this Amendment and confirm that the guaranty pursuant to Section 13 of the Agreement remains in full force and effect as of the date hereof with respect to the Obligations (as modified this Amendment).

7. Governing Law. Section 11 of the Agreement is incorporated herein, provided that references to the “Agreement” shall be understood to refer to this Amendment.

8. General Provisions.

8.1 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.2 This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.

8.3 This Amendment shall constitute a Loan Document.

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[signature page to second AMENDMENT TO LOAN AND GUARANTY AGREEMENT

AND AFFIRMATION OF PLEDGE AND SECURITY AGREEMENT]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

BORROWERS:

Variation Biotechnologies Inc., a Canadian federal corporation

By	/s/ Jeffrey R. Baxter
Name:	Jeffrey Baxter
Title:	President and Chief Executive Officer

VBI Vaccines Inc., a British Columbia corporation

By	/s/ Jeffrey R. Baxter
Name:	Jeffrey R. Baxter
Title:	President and Chief Executive Officer

GUARANTORS:

SciVac Ltd., an Israeli corporation

By	/s/ Jeffrey R. Baxter
Name:	Jeffrey R. Baxter
Title:	President and Chief Executive Officer

VBI VACCINES (DELAWARE) INC., a Delaware corporation

By	/s/ Jeffrey R. Baxter
Name:	Jeffrey R. Baxter
Title:	President and Chief Executive Officer

VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation

By	/s/ Jeffrey R. Baxter
Name:	Jeffrey R. Baxter
Title:	President and Chief Executive Officer

[signature page to second AMENDMENT TO LOAN AND GUARANTY AGREEMENT

AND AFFIRMATION OF PLEDGE AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director and Chief Investment Officer

LENDER:

K2 HEALTHVENTURES LLC

By	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director and Chief Investment Officer

Exhibit A

Conformed loan and security agreement

Exhibit A

LOAN AND guaranty AGREEMENT

This LOAN AND guaranty AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of May 22, 2020 (the “Closing Date”) is entered into among Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative”), VBI Vaccines Inc., a British Columbia corporation (“Parent”, and together with each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), each of the parties set forth on the signature page hereto as guarantors (together with each other party from time to time party hereto as a guarantor or otherwise acting as a guarantor with respect to the Obligations, collectively, “Guarantors” and each, a “Guarantor”), K2 HEALTHVENTURES LLC and any other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

The parties hereto hereby agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2 Availability and Repayment or Conversion of the Loans.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an initial advance on or about the Second Amendment Effective Date in principal amount of $50,000,000 of the Restatement First Tranche Term Loan Commitment (the “Restatement First Tranche Term Loan”). Lenders’ commitments to make Restatement First Tranche Advance shall terminate upon the funding of the Restatement First Tranche Term Loan on or about the Second Amendment Effective Date.

(ii) Subject to submission of a Loan Request, the Liquidity Requirement and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Restatement Second Tranche Availability Period, (A) if at least two Restatement Second Tranche Milestones have been achieved, in principal amount of $10,000,000 of the Restatement Second Tranche Term Loan Commitment, or (B) if all three Restatement Second Tranche Milestones have been achieved, in principal amount equal to its Restatement Second Tranche Term Loan Commitment (such advance, the “Initial Restatement Second Tranche Advance”), provided that if the Initial Restatement Second Tranche Advance was made pursuant to subparagraph (A) and Borrowers subsequently achieve all three Restatement Second Tranche Milestones, subject to submission of an additional Loan Request, the Liquidity Requirement, and the terms and conditions of this Agreement, each Lenders agrees, severally and not jointly, to make to Borrowers an additional advance, prior to the expiration of the Restatement Second Tranche Availability Period, in an amount equal the balance of the Restatement Second Tranche Term Loan Commitment (the “Additional Restatement Second Tranche Advance”, and together with the Initial Restatement Second Tranche Advance, the “Restatement Second Tranche Term Loan”). Lenders’ commitments to make the Restatement Second Tranche Term Loan shall terminate on the earlier of (A) the end of the Restatement Second Tranche Availability Period, or (B) the date the Restatement Second Tranche Term Loan in an amount equal to the Restatement Second Tranche Term Loan Commitment has been funded by each Lender in accordance with the this subsection (ii).

(iii) Subject to satisfaction of the Restatement Third Tranche Milestone, submission of a Loan Request, the Liquidity Requirement and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Restatement Third Tranche Availability Period in principal amount equal to the Restatement Third Tranche Term Loan Commitment (the “Restatement Third Tranche Term Loans”). Lenders’ commitments to make the Restatement Third Tranche Term Loans shall terminate upon the earlier of (i) the end of the Restatement Third Tranche Availability Period, and (ii) the date the Restatement Third Tranche Term Loans in an aggregate amount equal to the total Restatement Third Tranche Term Loan Commitments have been funded.

(iv) Subject to the satisfactory review by Administrative Agent of the Loan Parties’ clinical, financial and operating plan, approval by Lenders’ investment committee, submission of a Loan Request, and the terms and conditions of this Agreement, each Lender may, severally and not jointly, make to Borrowers an advance during the Restatement Fourth Tranche Availability Period in principal amount up to its Restatement Fourth Tranche Term Loan Commitment (the “Restatement Fourth Tranche Term Loans”, and together with the Restatement First Tranche Term Loan, the Restatement Second Tranche Term Loans and the Restatement Third Tranche Term Loans, collectively, the “Restatement Term Loans”, and each, a “Restatement Term Loan”).

Borrowers shall use the proceeds of the Restatement Term Loans (i) to refinance the Refinanced Loan Balance, (ii) with respect to the Restatement Fourth Tranche Term Loans, to support additional programs and/or business development opportunities, and (ii) for working capital. Once repaid, the Term Loans may not be reborrowed.

For the avoidance of doubt, other than the incurrence of the Restatement First Tranche Term Loan on or about the Second Amendment Effective Date, Borrowers are not under any obligation to request or borrow any other Restatement Term Loan from Lenders.

(b) Repayment. Commencing on the Amortization Date, and continuing thereafter on the each Payment Date through the Restatement Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Restatement Term Loans and accrued interest thereon by the Restatement Term Loan Maturity Date, provided that if the Applicable Rate is adjusted, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Restatement Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Restatement Term Loan Maturity Date. The Restatement Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuance of an Event of Default, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon, plus

(ii) all amounts then due in accordance with the Fee Letter, plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

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(d) Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice to Administrative Agent of its election to prepay the Loans at least thirty (30) days prior to such prepayment, and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon, plus

(ii) all amounts then due in accordance with the Fee Letter, plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e) Conversion at Lenders’ Election.

(i) Conversion Election. Lenders may jointly elect at any time and from time to time after the Second Amendment Effective Date prior to the payment in full of the Loans to convert any portion of the principal amount of the Loans then outstanding (the “Conversion Amount”) into shares of Common Stock (“Conversion Shares”) at the applicable Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Parent, provided that the aggregate principal amount converted to Common Stock in accordance with this Section 2.2(e) shall not exceed $7,000,000, and consist of (A) up to $2,000,0000 converted at the Original Conversion Price, and (B) up to $5,000,000 converted at the Second Amendment Conversion Price. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Parent. On the third trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Parent shall credit to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) the applicable Conversion Price. For the avoidance of doubt, no premium or penalty shall apply to principal amounts converted pursuant to this Section 2.2(e). Subject to the maximum amounts outlined herein, Lenders shall have the full discretion to elect to convert either at the Original Conversion Price or the Second Amendment Conversion Price up to the respective Conversion Amounts, in any order or combination.

(ii) Reservation of Shares. Parent shall reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable pursuant to this Section 2.2(e). Upon issuance of Conversion Shares pursuant to this Section 2.2(e), such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and, following the Effective Time, shall be free of any restrictions on transfer (including any volume limitation) under Federal or state securities laws, pursuant to Rule 144 under the Securities Act or an effective registration statement and will not contain or be subject to a legend or stop transfer order restricting the resale or transferability of thereof.

(iii) Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of Common Stock issued pursuant to a Conversion Election Notice to the public without registration, Parent covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Parent under the 1934 Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any shares of Common Stock issued pursuant to a Conversion Election Notice, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration.

(iv) Registration Rights. In connection with the option to convert in accordance with this Section 2.2(e), Parent hereby grants to each Designated Holder registration rights on the terms set forth on Schedule 4.

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(v) Authorization. For so long as Designated Holders hold any shares of Common Stock issued pursuant to this Section 2.2(e), Parent shall maintain the Common Stock’s authorization for listing on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or on another national securities exchange) and Parent shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on such national securities exchange on which the Common Stock is listed. Notwithstanding the foregoing, but without limiting Section 7.2, the Parent may enter into a Change in Control transaction that results in the delisting of the Common Stock from any such national securities exchange, so long as the consideration received by the holders of the Common Stock in connection therewith is in the form of cash or marketable securities.

(vi) Limitations on Conversion.

(1) Beneficial Ownership. Notwithstanding anything herein to the contrary, Parent shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any group of other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Parent, to waive the 9.985% Cap.

(2) Principal Market Regulation. Parent shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Lenders, together with their Affiliates and any group of other Persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock.

(3) Beneficial Ownership Determination. For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Parent shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

2.3 Payment of Interest.

(a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on October 1, 2022.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Applicable Rate shall be increased by five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable at such time to any of the Loans. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

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(c) Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 4:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.

(d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

(e) Interest Act (Canada). For the purpose of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360, 365 or 366 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360, 365 or 366, as applicable. Further, in this Agreement all interest shall be calculated using the nominal rate method and not the effective rate method and the “deemed re investment principle” shall not apply to such calculations.

(f) Criminal Code (Canada). If any provision of the Loan Documents would oblige any Borrower or Guarantor to make any payment of interest or other amount payable to the Administrative Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that person of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, that would not be so prohibited by applicable law or so result in a receipt by that person of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first by reducing the amount or rate of interest required to be paid; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Restatement Term Loan Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

2.4 Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders:

(a) Fees. The fees and charges as and when due in accordance with the Fee Letter; and

(b) Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within two (2) Business Days after demand by Administrative Agent), provided that the deposit in the amount of $50,000 previously paid shall be applied towards Lender Expenses incurred through the Closing Date (other than legal fees and expenses).

2.5 Payments; Application of Payments; Automatic Payment Authorization; Withholding.

(a) All payments to be made by Loan Parties under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 4:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 4:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

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(b) No Loan Party shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Loan Party to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c) Administrative Agent, on behalf of Lenders, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Loan Parties shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

(d) The parties hereto hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6 Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit E, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate outstanding principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers promptly upon Lender’s receipt of the replacement notes. Regardless whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Loan. Each Lender’s obligation to make the First Tranche Term Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed signatures to this Agreement;

(b) duly executed signatures to the Pledge and Security Agreement;

(c) duly executed signatures to the Canadian Security Documents;

(d) duly executed signatures to the Israeli Security Documents;

(e) duly executed signatures to the Warrant;

(f) duly executed signatures to the Fee Letter;

(g) duly executed signatures to the Collateral Access Agreement(s) for such locations as Administrative Agent may require;

(h) a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, and (iv) a schedule of incumbency;

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(i) a payoff letter with respect to Indebtedness outstanding as of the Closing Date to Perceptive Credit Holdings, LP, together with all documents reasonably required in connection with the payoff and release of security interests;

(j) the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(k) a legal opinion of US counsel to the Loan Parties, Canadian counsel to the Loan Parties and Israeli counsel to the Loan Parties, in each case, in form and substance satisfactory to Administrative Agent;

(l) the Guaranty and Security Documents, duly executed by the Loan Parties party thereto; and

(m) payment of the fees in accordance with the Fee Letter and Lender Expenses then due as specified in Section 2.4(a).

3.2 Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent:

(a) except for Term Loan made on the Closing Date or the Restatement First Tranche Term Loan made on or about the Second Amendment Effective Date, timely receipt of an executed Loan Request by Administrative Agent;

(b) the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Loan Parties from the most recent business plan of Loan Parties presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s reasonable business judgment.

3.3 Covenant to Deliver.

(a) Each Loan Party agrees to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Each Loan Party expressly agrees that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of any Loan Party’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.

(b) Each Loan Party agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4 Procedures for Borrowing. To obtain a Loan, Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made. On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

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4. [Reserved]

5. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority.

(a) Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office, domicile (for Quebec purposes) or principal place of business as well as such Loan Party’s mailing address (if different than its chief executive office or principal place of business); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower Representative may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

(c) No order, ruling or decision granted by a securities commission, court of competent jurisdiction or regulatory or administrative body or other Governmental Authority having jurisdiction is in effect, pending or threatened that restricts any trades in any securities of Parent including any cease trade orders and, to the knowledge of Parent, no facts or circumstances exist which would reasonably be expected to give rise to any such order, ruling or decision or other similar claims or investigations. Parent has authorized share capital consisting of an unlimited number of shares of Common Stock, of which, as of the date hereof, there are 230,648,396 shares of Common Stock issued and outstanding. The currently issued and outstanding shares of Common Stock are listed and posted for trading on the Nasdaq Capital Market and Parent is in compliance in all material respects with all of the listing conditions on the Nasdaq Capital Market. At all times prior to the full exercise of the conversion rights pursuant to the Conversion Election Notice, Parent will be in a position to issue such number of shares of Common Stock in accordance with the terms of the Conversion Election Notice and will be permitted to do so under applicable rules and regulations of the Nasdaq Stock Market.

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(d) Parent is a reporting issuer in each of the Provinces of Canada with the exception of the Province of Québec. Parent is in compliance in all material respects with applicable securities laws and is not on the list of defaulting reporting issuers maintained by the Canadian securities regulatory authorities of the relevant Canadian jurisdictions. Parent is in compliance in all material respects with its continuous disclosure obligations under Canadian securities laws, and, without limiting the generality of the foregoing, there has been no material change that has occurred which has not been publicly disclosed. The information and statements in Parent’s publicly available documents were true and correct in all material respects as of the respective dates of such information and statements and at the time that any such documents were filed on System for Electronic Document Analysis and Retrieval and, as of the respective dates filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), did not contain an untrue statement of a material fact and did not omit to state any material fact that was required to be stated or necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Parent has not filed any confidential material change reports which remain confidential as at the date hereof.

5.2 Collateral.

(a) Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the applicable Loan Documents to which it is a party, free and clear of any and all Liens except Permitted Liens.

(b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give the applicable Collateral Agent a perfected security interest therein as required pursuant to the terms of the applicable Loan Documents. The Accounts are bona fide, existing obligations of the Account Debtors.

(c) The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 3.3 of the Pledge and Security Agreement.

(d) Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), (v) Intellectual Property which is co-owned by a Loan Party and a collaboration partner, and (vi) immaterial Intellectual Property licensed to such Loan Party. Each Patent (other than patent applications) which it owns, co-owns or purports to own and which is material to such Loan Party’s business is, to the knowledge of the Loan Parties, valid and enforceable, and no part of the Intellectual Property which a Loan Party owns, co-owns or purports to own and which is material to the Loan Parties’ business has been judged by any court to be invalid or unenforceable, in whole or in part. To the best of the Loan Parties’ knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party. Each current and prior employee or consultant of a Loan Party has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to such Loan Party’s business.

5.3 Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Loan Party has received any written notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in material breach with respect thereto. No material customer or supplier has terminated or significantly reduced its business with any Loan Party or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

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5.4 Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, Two Hundred and Fifty Thousand ($250,000) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.

5.5 Financial Statements; Financial Condition. All consolidated and consolidating financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.

5.6 Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7 Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8 Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required Tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state, provincial, territorial and local Taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such Taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000). No Loan Party is aware of any claims or adjustments proposed for any prior tax years of any Loan Party or any of its Subsidiaries which could result in a material amount of additional Taxes becoming due and payable by a Loan Party or any of its Subsidiaries.

5.10 Shares. Such Loan Party has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.

5.11 Compliance with Laws.

(a) No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

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(b) No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. Further and for the avoidance of doubt, no Loan Party or Subsidiary of a Loan Party currently owns any Margin Stock

(c) Neither the making of the Loans hereunder nor Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any controlling holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(d) Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act and CAML. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or similar laws (including CAML) of any other Governmental Authority including of any other applicable jurisdiction.

(e) The Loan Parties do not have Canadian Pension Plans which are Canadian Defined Benefit Pension Plans. Any Canadian Pension Plans which require registration pursuant to the Income Tax Act (Canada) are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration. Each Loan Party and each of their respective Subsidiaries has complied with and performed all of its obligations under and in respect of any Canadian Pension Plans and the Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of any Canadian Pension Plan or the Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of any Canadian Pension Plans or the Canadian Benefit Plans. There has been no termination of any Canadian Pension Plan, and to the knowledge of Loan Parties, no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a termination of any Canadian Pension Plan by any Governmental Authority under applicable law. No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12 Products. A complete and accurate list of the Products, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. The Loan Parties and each of its Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all Governmental Approvals are in full force and effect. There are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

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(a) With respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received or is in the process of obtaining, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(b) With respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c) There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect; and

(d) There have been no Product recalls or voluntary Product withdrawals from any market, except for SciVac Ltd.’s voluntary recall of Sci-B-Vac in 2015.

5.13 Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6. AFFIRMATIVE COVENANTS

Each Loan Party shall do all of the following:

6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

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6.2 Financial Statements, Reports, Certificates. Provide Administrative Agent with the following:

(a) Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b) Quarterly Financial Statements. Within forty-five (45) days after the last day of each fiscal quarter, in the event Parent has not otherwise filed its Quarterly Report on Form 10Q, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(c) Compliance Certificates. Together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(d) Annual Operating Budget and Financial Projections. Within forty-five (45) days after the end of each fiscal year of Parent (and within five (5) days of any material modification thereto), an annual operating budget, on a consolidated and consolidating basis (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Parent, together with any related business forecasts used in the preparation thereof

(e) Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Parent’s fiscal year, in the event Parent has not otherwise filed its Annual Report on Form 10K, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent, together with any management letter with respect thereto.

(f) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all stockholders or to any holders of Subordinated Debt unless such statements, reports and notices are filed with the Securities and Exchange Commission and a link to such filing is posted on Parent’s website.

(g) SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the Securities and Exchange Commission, provided that such filings shall be deemed to have been delivered on the date on which Parent posts such documents on Parent’s website.

(h) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Two Hundred and Fifty Thousand ($250,000) or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.

(i) Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

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(j) Aging Reports; Other Reports and Information. Together with the monthly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging;

(k) Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three (3) days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.

(l) Board and Committee Materials. At the same time and in the same manner as it gives to the members of any Loan Party’s Board, or any committee or subcommittee or scientific advisory board, copies of all materials that Parent provides to its Board (or such committee, subcommittee or advisory board) in connection with meetings of any Loan Party’s Board (or such committee, subcommittee or advisory board), including any reports with respect to Loan Parties’ operations or performance, and after receiving the requisite internal approvals, approved minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of (i) highly sensitive proprietary information and (ii) other information that if disclosed would reasonably be expected to result in a conflict of interest between Loan Parties and a Secured Party, or (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation.

(m) Product Related. Within three (3) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products or which could have a Material Adverse Effect.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than Two Hundred and Fifty Thousand ($250,000).

6.4 Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required Tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, provincial, territorial and local Taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any Taxes contested pursuant to the terms of Section 5.9, except to the extent such failure to timely file or pay relates to Taxes in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance. Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Administrative Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Administrative Agent.

6.6 Deposit and Securities Accounts. Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent or otherwise designate a Collateral Account for payment of amounts due in respect of the Obligations as set forth in Section 2.5(c), satisfactory to Administrative Agent, which may be .

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6.7 Intellectual Property.

(a) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; use commercially reasonable efforts to resolve any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.

(b) Provide written notice to Administrative Agent at least thirty (30) days prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for the applicable Loan Party to dispose of such Restricted License in a sale of all or substantially all assets of such Loan Party or the affected business line.

6.8 Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, any Collateral Agent and any Lender, without expense to Administrative Agent or any Collateral Agent or Lender, as applicable, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Administrative Agent, or any Collateral Agent or Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, or any Collateral Agent or Lender with respect to any Collateral or relating to any Loan Party.

6.9 Access to Collateral; Books and Records. Allow Administrative Agent, the applicable Collateral Agent, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books, in accordance with Section 6.13 or as set forth in the applicable Loan Documents. Such inspections or audits shall be conducted upon reasonable notice, during normal business hours and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The reasonable costs associated with a third party retained to conduct the foregoing inspections and audits shall be at Borrowers’ expense, provided that, prior to each third party inspection and audit, Administrative Agent shall, at the request of Borrower Representative, notify Borrower Representative of the estimated fees to be incurred in connection therewith.

6.10 Financial Covenant – Minimum Net Revenue. Achieve Net Revenue for each measurement period specified in the table set forth on Schedule 5 not less than the amount of Net Revenue set forth opposite each period, as such Schedule 5 may be updated from time to time as set forth therein, except that if during the fiscal quarter ending on the last day of such measurement period, either (i) Parent maintained Market Capitalization of at least $500,000,000 at all times during such fiscal quarter, or (ii) Borrowers maintained at all times during such fiscal quarter unrestricted cash and Cash Equivalents equal to or in excess of 150% of the Obligations outstanding as of such date of determination, compliance with the foregoing covenant shall be deemed waived with respect to such fiscal quarter.

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6.11 Joinder of Subsidiaries.

(a) No later than fifteen (15) days after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or is the subject of a Division, or at any time upon request of Administrative Agent with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within five (5) days of creation, acquisition, Division or request, as applicable, provide written notice to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary (or in case of a Division, the Person(s) resulting from such Division), and (b) promptly, and in any event within ten (10) days of formation or creation, or upon Administrative Agent’s request, as applicable: (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary (or in case of a Division, the Person(s) resulting from such Division) to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary or Person resulting from a Division becomes a Loan Party hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents and grant a security interest in and to substantially all assets of such Subsidiary or Person resulting from a Division (excluding its Intellectual Property and other exclusions consistent with applicable exclusions in favor of other Loan Parties pursuant to the Loan Documents), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant the applicable Collateral Agent a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary or Person resulting from a Division), and (ii) and to pledge all of the direct or beneficial Equity Interests in such Subsidiary or Person resulting from a Division. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

(b) Loan Parties shall not permit Subsidiaries which are not Loan Parties, in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of consolidated assets, (ii) revenue in excess of 5.0% of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property which is material to the business of Loan Parties and their Subsidiaries as a whole, or (iv) any contracts which are material to the business of Loan Parties and their Subsidiaries as a whole, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within fifteen days (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.

6.12 Management Rights. Any representative of Administrative Agent shall have the right to meet with management and officers of Loan Parties to discuss such books of account and records. In addition, Administrative Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Loan Parties concerning significant business issues affecting Loan Parties. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.13 Canadian Pension Plans and Canadian Benefit Plans. Each Loan Party shall use its best efforts to ensure that each Canadian Pension Plan and Canadian Benefit Plan is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other applicable laws.

6.14 Parent as Holding Company. Parent shall not incur any liabilities (other than liabilities arising under the Loan Documents), own or acquire any assets (other than the Equity Interests of Borrowers or cash and Cash Equivalents) or engage itself in any operations or business, except in connection with the maintenance of legal existence, the ownership of Equity Interest of Loan Parties and other Subsidiaries, its rights and obligations under the Loan Documents and the maintaining of accounts, service agreements, regulatory registrations, permits and all other obligations necessary to sustain business operations.

6.15 Right to Invest. In connection with any Qualified Financings consummated after the Closing Date, Designated Holders shall have the right, in their respective discretion to participate in any such Qualified Financing, provided that with respect to any public offering of Parent, Parent agrees to use commercially reasonable efforts to provide Designated Holders with the opportunity to invest in each such Qualified Financing if it is lawful to do so (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, to use commercially reasonable efforts to cause the underwriters for such offering to offer Designated Holders an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided that the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.15 shall be $5,000,000. Parent shall provide written notice to Administrative Agent not later than the date upon which potential investors are notified of a Qualified Financing, and if Designated Holders desire to exercise its right to participate in such Qualified Financing, Designated Holders shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto. Parent shall not take any action to avoid or seek to avoid the observance or performance of any of the obligations pursuant to this Section 6.15, but will at all times in good faith assist in the carrying out the same and take all such action as may be necessary or appropriate, but only to the extent permitted by law, to protect the rights of Designated Holders hereunder against impairment.

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6.16 Further Assurances. Execute any further instruments and take further action as Administrative Agent may reasonably request to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) permit or suffer a Change in Control; or (d) without at least thirty (30) days prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, (iv) change its organizational number (if any) assigned by its jurisdiction of organization, or (v) change its chief executive office, domicile (for purposes of Quebec) or principal place of business.

7.3 Amalgamations, Mergers or Acquisitions.

(a) Amalgamate, merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such amalgamation, merger or consolidation, the Obligations shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same, provided that a Subsidiary may amalgamate, merge or consolidate into another Subsidiary or into a Borrower, provided that in any merger or consolidation involving Borrower Representative, a Borrower or a Guarantor, Borrower Representative or such Borrower or Guarantor, respectively, shall be the surviving entity.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over the Lien pursuant to the Loan Documents or deemed to have priority over the Lien pursuant to applicable law, or enter into any agreement, document, instrument or other arrangement with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property, except (i) pursuant to the Loan Documents, (ii) in connection with restrictions in the Ordinary Course of Business in connection with licenses of Intellectual Property constituting a Permitted Transfer with respect to the Intellectual Property subject to such license, and (iii) with respect to financed Equipment subject to a Lien described in clause (c) of the defined term “Permitted Liens”.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except in compliance with requirements of applicable Loan Documents.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment on any capital stock of a Loan Party or redeem, retire or purchase any Equity Interests of a Loan Party provided that (i) Parent may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Parent pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Parent may convert Subordinated Debt issued by Parent into Equity Interests issued by Parent pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) any Borrower or Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary; (iv) Parent may make cash payments in lieu of fractional shares; and (v) Parent may repurchase the Equity Interests issued by Parent pursuant to stock repurchase agreements approved by Parent’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred and Fifty Thousand ($250,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases, payments or distributions expressly permitted above only if, at such time, and immediately after giving effect thereto: (i) no Default or Event of Default, exists or could reasonably be expected to occur, (ii) each Loan Party is solvent, and (iii) such payment or distribution is permitted under and is made in compliance with all applicable laws.

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7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors in Parent for capital raising purposes, and (c) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Parent’s Board.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Canadian Defined Benefits Plans. No Loan Party shall (a) contribute to or assume an obligation to contribute to or have any liability under any Canadian Defined Benefit Pension Plan, without the prior written consent of Administrative Agent, (b) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the five-year period preceding such acquisition has sponsored, maintained, or contributed to a Canadian Defined Benefit Pension Plan, without the prior written consent of Administrative Agent; or (c) wind-up any Canadian Defined Benefit Pension Plan, in whole or in part, unless it has obtained written advice from the actuary for such plan that the plan (or part thereof in the case of a partial windup) is fully funded or has no unfunded liability at the effective date of the windup, without the prior written consent of Administrative Agent.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable.

8.2 Covenant Default.

(a) A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Sections 6.4, 6.5, 6.6, 6.8 or 6.10 or violates any covenant in Section 7; or

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(b) A Loan Party defaults on any obligation in Section 6.2, and as to any such default has failed to cure such default within ten (10) days after the earlier of: (i) notice of the occurrence thereof has been given to Borrower Representative by Administrative Agent (which may be in the form of an email request for missing, incomplete or late reports or financial statements), or (ii) the date which a Loan Party knew thereof; provided, however, if a Loan Party defaults on any obligation in Section 6.2 more than three (3) times in any calendar year, the foregoing cure period shall not apply to any subsequent default due to a failure to comply with Section 6.2 during such calendar year; or

(c) A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the earlier of: (i) notice of the occurrence thereof has been given to the Borrower Representative by the Administrative Agent or (ii) the date which a Loan Party knew or would reasonably be expected to have known thereof.

8.3 Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or

(b) (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5 Insolvency. (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets is less than the aggregate sum of the liabilities of the Loan Parties; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6 Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand ($500,000) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations and subject to any applicable cure period); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect.

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, in excess of (a) One Million ($1,000,000) or, (b) to the extent amounts in excess of One Million ($1,000,000) are covered by insurance and the insurer has acknowledged its responsibility to cover such amounts, Five Million ($5,000,000) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within twenty (20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).

8.8 Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, or any Collateral Agent or Lender or to induce Administrative Agent, or any Collateral Agent or Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

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8.9 Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or any Liens securing the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10 Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.

8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

9. Acceleration

9.1 Acceleration. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent, is entitled, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	c/o Variation Biotechnologies Inc. 310 Hunt Club Road East, Suite 201 Ottawa Ontario Canada K1V 1C1 Attention: Chris McNulty Email: cmcnulty@vbivaccines.com
With a copy, not constituting notice, to:	Haynes Boone 30 Rockefeller Plaza, 26th Floor New York, NY 10112 Attn: Rick Werner; Jayun Koo Email: Rick.Werner@haynesboone.com; Jayun.Koo@haynesboone.com
If to Collateral Trustee:	ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena Email: Beth.Micena@ankura.com

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If to Administrative Agent or Lenders:

K2 HEALTHVENTURES LLC

855 Boylston Street, 10th Floor

Boston, MA 02116

For Loan Requests, monthly reporting, Compliance Certificates, and other regular reporting deliverables:

Attention: Finance

Email: finance@k2hv.com; anup@k2hv.com; derek@k2hv.com, ben@k2hv.com

For all other notices:

Attention: Legal Notices

Email: legal@k2hv.com

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	SIDLEY AUSTIN LLP 1001 Page Mill Road Building 1 Palo Alto, California 94304 Attention: Cynthia Bai Email: cbai@sidley.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Administrative Agent or any Collateral Agent from enforcing a judgment or other court order in favor of Administrative Agent, or any Collateral Agent or Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Loan Parties’ actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM Administrative Agent, or any COLLATERAL agENT OR lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Restatement Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated. So long as Loan Parties have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Restatement Term Loan Maturity Date by Loan Parties, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

(b) Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto.

(c) Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Restatement Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and Collateral Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Restatement Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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12.3 Indemnification. Each Loan Party agrees to indemnify, defend and hold Administrative Agent, and each Collateral Agent and Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any third party in connection with the transactions contemplated by the Loan Documents, except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run and, for the avoidance of doubt, shall survive the resignation or replacement of Administrative Agent or any Collateral Agent. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4 Borrower Liability. Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code, the PPSA or any other applicable law, and (b) any right to require any applicable Collateral Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Each applicable Collateral Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of any Collateral Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Administrative Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties with ten (10) day prior written notice to Borrower Representative, provided that if Borrower Representative objects to such correction, such change may be made only pursuant to an Amendment in accordance with Section 12.9.

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Loan Parties, Administrative Agent, the Required Lenders and if applicable, any Collateral Agent party to such Loan Document, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement does not require Collateral Trustee’s approval to such amendment or modification. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. Notwithstanding the foregoing, it is agreed that any change to the definition of “Designated Holder” or the rights of Designated Holder pursuant to Section 6.15 other than any change to the amount of the permitted investment by Designated Holder, the timing, or other terms and conditions of a participation by Designated Holder in any equity offering (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

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12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is of the same force and effect as an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be as effective as delivery of an original executed counterpart of such Loan Document.

12.10 Confidentiality; Publicity.

(a) In handling any confidential information, Administrative Agent and each Lender agree, to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, any Collateral Agent or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent, or any Collateral Agent or Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, or any Collateral Agent or Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, or any Collateral Agent or Lender so long as such prospective transferees or purchasers or service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, or any Collateral Agent or Lender’s possession when disclosed to Administrative Agent, or such Collateral Agent or Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, or such Collateral Agent or Lender or any of the Persons to whom confidential information was transferred pursuant to this Section 12.10(a) in violation of this Agreement) after disclosure to Administrative Agent or such Collateral Agent or Lender, as applicable; or (ii) disclosed to Administrative Agent, or such Collateral Agent or Lender by a third party, if Administrative Agent, or such Collateral Agent or Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(b) Neither the Loan Parties nor the Lenders shall publicize or use the other’s name or logo, or hyperlink to the other’s website, describe the relationship of the Loan Parties to the Lenders or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without such Loan Party or Lender, as applicable, providing prior written notice to the other that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide the recipient a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by a party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

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12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, and any Collateral Agent and Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, or any Collateral Agent or Lender, such Borrower shall do so through Borrower Representative.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Appointment of Administrative Agent.

(a) Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents and appoints CAD Collateral Agent and ISR Collateral Agent to act on behalf of Lenders as collateral agent pursuant to the CAD Security Documents and the ISR Security Documents, respectively, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Loan Parties to secure the Obligations (the Administrative Agent, CAD Collateral Agent and ISR Collateral Agent, collectively, “K2 Agent”). The provisions of this Section 12.16 are solely for the benefit of each K2 Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each K2 Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Each K2 Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of each K2 Agent shall be mechanical and administrative in nature and no K2 Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b) If any K2 Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then such K2 Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and such K2 Agent shall incur no liability to any Person by reason of so refraining. Each K2 Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any K2 Agent as a result of such K2 Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

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(c) Each K2 Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by such K2 Agent. Each K2 Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.16 shall apply to any such sub-agent and to the related parties of such K2 Agent and any such sub-agent. No K2 Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such K2 Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Neither a K2 Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, each K2 Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties.

(e) With respect to its Commitments and Loans hereunder, each K2 Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not a K2 Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each K2 Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Each K2 Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if such K2 Agent was not a K2 Agent and without any duty to account therefor to Lenders. Each K2 Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f) Each Lender acknowledges that it has, independently and without reliance upon a K2 Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon a K2 Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g) Each Lender agrees to indemnify each K2 Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against a K2 Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by a K2 Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from a K2 Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the applicable K2 Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by such K2 Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that the applicable K2 Agent is not reimbursed for such expenses by the Loan Parties.

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(h) Each K2 Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor K2 Agent. If no successor K2 Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after the applicable K2 Agent’s giving notice of resignation, then such K2 Agent may, on behalf of Lenders, appoint a successor K2 Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor K2 Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning K2 Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of the applicable K2 Agent hereunder until such time, if any, as Lenders appoint a successor K2 Agent as provided above. Upon the acceptance of any appointment as K2 Agent hereunder by a successor K2 Agent, such successor K2 Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning K2 Agent. Upon the earlier of the acceptance of any appointment as K2 Agent hereunder by a successor K2 Agent or the effective date of the resigning K2 Agent’s resignation, the resigning K2 Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning K2 Agent shall continue. After any resigning K2 Agent’s resignation hereunder, the provisions of this Section 12.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was K2 Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as K2 Agent unless a successor K2 Agent is appointed concurrently with such resignation, which successor K2 Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning K2 Agent under this Agreement and the other Loan Documents.

(i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of any K2 Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

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(j) Nothing in this Agreement or the other Loan Documents shall be deemed to require any K2 Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that a K2 Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, such K2 Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k) If a K2 Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such K2 Agent from Borrowers and such related payment is not received thereby, then such K2 Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l) If a K2 Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such K2 Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the applicable K2 Agent on demand any portion of such amount that such has distributed to such Lender, together with interest at such rate, if any, as such K2 Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m) Each K2 Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by such K2 Agent from, or delivered by such K2 Agent to, any Loan Party; provided, however, that such K2 Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to such K2 Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with each K2 Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of the applicable K2 Agent at the request of Required Lenders.

13. GUARANTY

13.1 Guaranty. Each Guarantor, who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11 hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a) each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b) Administrative Agent, on behalf of Lenders, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default.

13.2 Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state, provincial or territorial laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5).

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13.3 Termination. The guaranty pursuant to this Section 13 shall remain in full force and effect until the date the Obligations have been paid in full in cash, and all commitments to extend credit have been terminated.

13.4 Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations are paid in full in cash .

13.5 Right of Contribution

(a) If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6. The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b) Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Obligations are paid in full and all commitments to extend credit have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the time that the Obligations are paid in full and all commitments to extend credit have been terminated, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

13.6 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.

13.7 Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 13 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

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(b) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(d) any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e) any rights to set-offs and counterclaims;

(f) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement;

(g) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement; and

(h) without limiting the generality of the foregoing, to the fullest extent permitted by law, any Israeli Loan Party which is a Guarantor herein, hereby further waive any right or claim under Section 8(1) of the Israeli Guaranty Law, 5727-1967.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any amalgamation, merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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13.8 Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and of any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

13.9 Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.10 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except in writing in accordance with Section 12.9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.11 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its costs and expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel provided that no Guarantor shall be liable for indemnification of any expenses under this Section 13.11 to the extent such expenses arise as a result of the gross negligence or willful misconduct of a Secured Party.

[Remainder of Page intentionally Left Blank]

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[signature page to loan and GUARANTY agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS:

Variation Biotechnologies Inc., a Canadian federal corporation

By
Name:
Title:

VBI Vaccines Inc., a British Columbia corporation

By
Name:
Title:

GUARANTORS:

SciVac Ltd., an Israeli corporation

By
Name:
Title:

VBI VACCINES (DELAWARE) INC., a Delaware corporation

By
Name:
Title:

VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation

By
Name:
Title:

[signature page to loan and GUARANTY agreement]

ADMINISTRATIVE AGENT:
K2 HEALTHVENTURES LLC

By
Name:
Title:

LENDER:
K2 HEALTHVENTURES LLC

By
Name:
Title:

[signature page to loan and GUARANTY agreement]

Collateral Trustee:

ANKURA TRUST COMPANY, LLC

By:
Name:
Title:

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and a Collateral Agent pursuant to which a Collateral Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Restatement Second Tranche Advance” has the meaning set forth in Section 2.2(a)(ii).

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

“Amortization Date” means September 14, 2026.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means a variable annual rate equal to the greater of (i) 8.00%, and (ii) the sum of (A) the Prime Rate, plus (B) 4.00%.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit D.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Borrowers’ Books” are all of each Borrower’s books and records including ledgers, federal and state tax returns, records regarding such Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

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“CAD Collateral Agent” means K2 HEALTHVENTURES LLC, together with its successor from time to time.

“CAML” means, collectively, to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws applicable in Canada, including any rules, regulations, directives, guidelines or orders thereunder.

“Canadian Benefit Plans” means all material employee benefit plans or arrangements maintained or contributed to by a Loan Party that are not Canadian Pension Plans, including all profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements in which the employees or former employees of a Loan Party participate or are eligible to participate but excluding all stock option or stock purchase plans.

“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Income Tax Act” means the Income Tax Act (Canada), as amended from time to time.

“Canadian Loan Parties” means each of Parent, Borrower Representative and any other Loan Party from time to time, organized under the federal laws of Canada or any province or territory thereof.

“Canadian Pension Plan” shall mean a “registered pension plan”, as that term is defined in subsection 248(1) of the Canadian Income Tax Act, which is or was sponsored, administered or contributed to, or required to be contributed to by, any Loan Party or under which any Loan Party has any actual or potential liability.

“Canadian Security Documents” means, collectively, the security agreement executed by Canadian Loan Parties in favor of the CAD Collateral Agent, dated as of the date hereof and any other collateral security document entered into by a Canadian Loan Party from time to time with respect to the Obligations, and any other agreements, documents or certificates delivered pursuant thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States (or any agency or any State thereof) or Canada (or any agency or any Province thereof) having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Parent’s Equity Interests who were holders of Equity Interest as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Parent; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Parent, who did not have such power before such transaction; or (c) the Transfer of all or substantially all assets of any Loan Party or of a material business line of Loan Parties except where such Transfer is to another Loan Party; or (d) Parent ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

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“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York.

“Collateral” means any and all assets of any Loan Party subject to a security interest, pledge, charge or other encumbrance pursuant to a Loan Document to secure the Obligations.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and the applicable Collateral Agent.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Collateral Agents” means, collectively, Collateral Trustee, CAD Collateral Agent, ISR Collateral Agent or any other collateral agent or similar party holding any security interest pursuant to any Loan Document, for the ratable benefit of Lenders.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, by and among Collateral Trustee and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means the common shares of Parent.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit C.

“Consolidated Change in Cash and Cash Equivalents” means for any period, an amount equal to (i) Liquidity as of the last day of such period, less (ii) Liquidity as of the first day of such period, less (iii) any net cash proceeds received by Loan Parties from the issuance of Equity Interests or Indebtedness or other financing activities, one-time grants, or business development (including, without limitation, upfront or milestone payments) received during such period, subject to adjustment for extraordinary changes in working capital or non-recurring expenses, as reasonably approved by Administrative Agent.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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“Conversion Amount” has the meaning set forth in Section 2.2(e)(i).

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit F.

“Conversion Price” means (A) the Original Conversion Price, or (B) the Second Amendment Conversion Price, as applicable, provided that in the event that on or after the Closing Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock Event”), the applicable Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of Common Stock issued and outstanding as a result of such Stock Event.

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in the Conversion Election Notice, with respect to any exercise of a right to invest pursuant hereto, or as holder of any Warrant, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender which is an Affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to an amount denominated in any other currency, the equivalent in dollars of such amount determined by reference to the relevant exchange rate in effect on the applicable date of determination. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States, Canada or any state, province or territory thereof.

“Effective Time” means the earliest of the date that (a) the initial Registration Statement (as defined in Schedule 4) has been declared effective by the SEC, (b) all of the Conversion Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Parent to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and (c) following the one year anniversary of the Second Amendment Effective Date provided that a holder of Conversion Shares is not an Affiliate of Parent.

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“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Two Hundred and Fifty Thousand ($250,000) of Collateral is located, provided that the chief executive office or principal place of business of any Borrower shall not constitute an Excluded Location.

“FDA” means U.S. Food and Drug Administration or similar successor Governmental Authority.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain amended and restated letter agreement, dated as of the Second Amendment Effective Date, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

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“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of a Product.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization established by statute.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Initial Restatement Second Tranche Advance” has the meaning set forth in Section 2.2(a)(ii).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Israeli Companies Ordinance 5743-1983, the Israeli Companies Law 5759-1999, the Israeli Insolvency and Economic Rehabilitation Law 5788-2018 or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

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“Israeli Loan Parties” means, collectively, Scivac Ltd., an Israeli corporation, and any other Loan Party that is a Subsidiary organized under the laws of Israel from time to time.

“Israeli Security Documents” means, collectively, the Fixed Charge Agreement, dated as of the date hereof, between Israeli Loan Party and the ISR Collateral Agent, the Floating Charge Agreement, dated as of the date hereof, between Israeli Loan Parties and the ISR Collateral Agent, the forms required to be submitted to the Israeli Registrar of Companies, the Israeli Registrar of Pledges, the Israeli Patent Office and any other Israeli Governmental Authority in connection therewith, any other collateral security document entered into by an Israeli Loan Party from time to time with respect to the Obligations, and any other agreements, documents or certificates delivered pursuant thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“ISR Collateral Agent” means K2 HEALTHVENTURES LLC, together with its successor from time to time.

“K2 Agent” has the meaning set forth in Section 12.16.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all audit fees and expenses as provided in Section 2.3(b), costs, and expenses (including reasonable attorneys’ fees and expenses) of Administrative Agent or Lenders for preparing, amending, negotiating, administering, filing or recording any Loan Document (including financing statements) and any out of pocket expenses incurred in, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any Lender or the Administrative Agent in accordance with the Collateral Trust Agreement.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothec or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of measurement, the sum of unrestricted cash and Cash Equivalents and marketable securities of the Loan Parties maintained in accordance with Section 6.6 and subject to a first priority Lien in favor of Collateral Trustee.

“Liquidity Requirement” means, immediately prior to delivery of the Loan Request with respect to the applicable Restatement Second Tranche Term Loan or Restatement Third Tranche Term Loan, as applicable, Borrowers have Liquidity in an amount equal to at least the Consolidated Change in Cash and Cash Equivalents for the most recent consecutive three month period ended prior to such date of determination, multiplied by 3.0.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Pledge and Security Agreement, the Canadian Security Documents, the Israeli Security Documents, the Warrant, the Fee Letter, the Collateral Trust Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of any Collateral Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit B.

“Loans” means, collectively, the Restatement Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

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“Margin Stock” has the meaning set forth in Section 5.11(b).

“Market Capitalization” means, for any date of determination, an amount equal to (a) the average of the daily volume weighted average price of the Common Stock as reported for each of the five (5) trading days preceding such date of determination (it being understood that a “trading day” shall mean a day on which shares of Parent’s Common Stock trade on the NASDAQ (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) in an ordinary trading session) multiplied by (b) the total number of issued and outstanding shares of the Common Stock that are issued and outstanding on the date of the determination, subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Net Revenue” means, for any measurement period, total revenue of Borrowers their Subsidiaries on a consolidated basis, for such period, and determined in accordance with GAAP, derived from the sale of Products in the Ordinary Course of Business (and for the avoidance of doubt, excluding any upfront and milestone payments under licensing, collaboration or other partnering arrangements), and excluding any of the following to the extent not recognizable as revenue in accordance with GAAP (i) trade, quantity and cash discounts allowed, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustment and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) set-offs and counterclaims, and (v) any other similar and customary deductions that are typically deducted from gross revenue and not included in net revenue in accordance with GAAP.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the fees pursuant to the Fee Letter and any other amounts due to be paid by a Borrower or any other Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time under the Loan Documents or otherwise in connection therewith (but excluding obligations arising under the Warrant), including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than (i) thirty (30) days prior to the Second Amendment Effective Date, or (ii) in case of delivery by such Person to Administrative Agent or a Lender, thirty (30) days prior to the date of such delivery, as applicable, and, (a) if such Person is a corporation, its bylaws or Articles of Association in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

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“Original Conversion Price” means $1.46, provided that in the event that on or after the Closing Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock Event”), the Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of Common Stock issued and outstanding as a result of such Stock Event.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(a) each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Second Amendment Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Second Amendment Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Second Amendment Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Second Amendment Effective Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(g) Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Two Hundred and Fifty Thousand ($250,000); and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms (other than as a result of fluctuations in interest rates) upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the Second Amendment Effective Date and shown on the Perfection Certificate;

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(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Parent’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders;

(c) Investments consisting of repurchases of Parent’s Equity Interests from former employees, officers and directors to the extent permitted under Section 7.7;

(d) Investments among Loan Parties;

(e) Investments in Subsidiaries which are not Loan Parties in an aggregate amount per fiscal year not to exceed Two Hundred and Fifty Thousand ($250,000);

(f) Investments not to exceed Two Hundred and Fifty Thousand ($250,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Parent pursuant to employee stock purchase plans or other similar agreements approved by Parent’s Board;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(h) Investments consisting of Deposit Accounts in which the applicable Collateral Agent has a perfected security interest;

(i) Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed Two Hundred and Fifty Thousand ($250,000) per fiscal year;

(j) Investments in the form of cash, non-exclusive licenses, technical support or know-how as part of a transaction that also involves a bona fide commercial relationship, including, without limitation, a joint venture, a marketing or distribution arrangement, a collaboration agreement or a license of intellectual property not to exceed Two Hundred and Fifty Thousand ($250,000) in the aggregate per fiscal year; and

(k) Investments consisting of accounts receivable of, and other credit extensions, to customers, and prepaid royalties or deposits paid to service providers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (k) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Liens” means:

(a) Liens arising under the other Loan Documents;

(b) Liens existing on the Second Amendment Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Second Amendment Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Second Amendment Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c) purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than Two Hundred and Fifty Thousand ($250,000) in the aggregate amount outstanding;

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(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;

(e) Liens arising from leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f) Liens of carriers, warehousemen, suppliers, mechanics, contractors or other Persons that are possessory in nature arising in the Ordinary Course of Business, securing liabilities in the aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding Two Hundred and Fifty Thousand ($250,000) at any time;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(j) Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that the applicable Collateral Agent has a perfected security interest in such Deposit Account, or the securities maintained therein and the applicable Collateral Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to the applicable Loan Documents;

(k) licenses of Intellectual Property which constitute a Permitted Transfer; and

(l) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate or from time to time identified to Administrative Agent in accordance with applicable Loan Documents and (b) the Excluded Locations.

“Permitted Transfers” means

(a) sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

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(c) exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries that (i) are approved by the Board of Parent, (ii) are entered into on an arm’s-length basis, on commercially reasonable terms and in the Ordinary Course of Business, and (iii) are exclusive only with respect to specific fields of use or discrete geographic territories (other than United States or Europe, as a whole), do not result in the effective legal transfer of the subject Intellectual Property, and do not impair in any material respect the applicable Collateral Agent’s rights and remedies with respect to the subject Intellectual Property;

(d) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(e) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(f) the use or transfer of money or Cash Equivalents in the Ordinary Course of Business for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents; Transfers of Inventory among Loan Parties in the Ordinary Course of Business; and

(g) other Transfers of assets having a fair market value of not more than Two Hundred and Fifty Thousand ($250,000) per fiscal year of Parent.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, by and among Parent, US Loan Parties, Administrative Agent and Collateral Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the prime rate or base rate announced by the three (3) largest U.S. money center commercial banks, as determined by Administrative Agent.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Projections” means the Board-approved annual projections with respect to the business of Borrowers and their Subsidiaries, as delivered at the beginning of each fiscal year, in form reasonably satisfactory to Administrative Agent and reasonably approved by Administrative Agent for purposes of Section 6.10.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Bank’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

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“Qualified Financing” means each offering of common stock, convertible preferred stock or other equity securities (or instruments exercisable for, or convertible into, shares of common stock, convertible preferred stock or other equity securities) of Parent consummated after the Closing Date that is broadly marketed or offered to multiple investors.

“Refinanced Loan Balance” means, collectively, the Term Loans outstanding on the Second Amendment Effective Date pursuant to this Agreement, as in effect prior to the Second Amendment Effective Date, and accrued interest and other Obligations due on the Second Amendment Effective Date, as set forth, in detail, in the disbursement letter delivered as of the Second Amendment Effective Date.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Parent.

“Restatement First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).

“Restatement First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Restatement First Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Restatement Fourth Tranche Availability Period” means the period commencing on the Second Amendment Effective Date and ending on the Amortization Date.

“Restatement Fourth Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iv).

“Restatement Fourth Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Restatement Fourth Tranche Term Loans committed to be made by such Lender, up to the aggregate amount set forth on Schedule 1 hereto.

“Restatement Second Tranche Availability Period” means the period commencing on April 1, 2023 and ending on June 30, 2023.

“Restatement Second Tranche Milestones” means, each of the following

(a)	Loan Parties shall have reported ongoing positive initial proof of concept data from the Ph. 1/2 clinical trial of VBI-2901 as prophylaxis against coronaviruses which supports continued clinical progression and a commercially viable product profile for this asset, as determined by Administrative Agent in its reasonable discretion (the “VBI-2901 Clinical Data Milestone”); and/or

(b)	Loan Parties shall have reported positive functional cure data from at least one of the two ongoing Brii Biosciences-sponsored combination studies with VBI-2601 that are supportive of continued clinical progression and a commercially viable product profile for VBI–2601, as determined by Administrative Agent in its reasonable discretion (the “VBI-2601 Transaction Milestone”); and/or

A-13

(c)	Loan Parties shall have initiated and there shall be ongoing positive advancement of pivotal studies in recurrent glioblastoma (“GBM”) and first line GBM, in each case, as determined by Administrative Agent in its reasonable discretion (the “VBI-1901 Clinical Data Milestone”).

“Restatement Second Tranche Term Loan” has the meaning set forth in Section 2.2(a).

“Restatement Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Restatement Third Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto

“Restatement Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2 hereof.

“Restatement Term Loan Maturity Date” means September 14, 2026, or if the Restatement Third Tranche Milestone has been achieved (regardless of whether the Restatement Third Tranche Term Loans have been funded), September 14, 2027.

“Restatement Third Tranche Availability Period” means the period commencing on April 1, 2024 and ending on June 30, 2024.

“Restatement Third Tranche Milestone” means the achievement of at least two Restatement Second Tranche Milestones.

“Restatement Third Tranche Term Loan” has the meaning set forth in Section 2.2(a).

“Restatement Third Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Restatement Third Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property.

“SEC” has the meaning set forth in Section 2.2(e)(iii).

“Second Amendment” means the Second Amendment to Loan and Guaranty Agreement and Affirmation of Pledge and Security Agreement, dated as of the Second Amendment Effective Date, among Borrowers, Guarantors, the lenders party thereto and Administrative Agent.

“Second Amendment Effective Date” means September 14, 2022.

“Second Amendment Conversion Price” means $1.0434, provided that in the event that on or after the Second Amendment Effective Date, a Stock Event is consummated, the Second Amendment Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of Common Stock issued and outstanding as a result of such Stock Event.

“Secured Parties” means, collectively, Administrative Agent, each Collateral Agent and each Lender.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

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“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any value added taxes, interest, additions to tax or penalties applicable thereto.

“Trademarks” means any trademark and service mark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” has the meaning set forth in Section 7.1.

“US Loan Parties” means VBI VACCINES (DELAWARE) INC., a Delaware corporation, VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation, and any other Guarantor from time to time that is a Domestic Subsidiary.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, (i) the Warrant to purchase Common Stock dated as of the Closing Date executed by Parent in favor of each Designated Holder, and (ii) the Warrant to purchase Common Stock dated as of the Second Amendment Effective Date executed by Parent in favor of each Designated Holder, in each case, as amended, modified, supplemented, extended or restated from time to time.

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EXHIBIT B

Loan REQUEST

Date:	____________________________

Reference is made to that certain Loan and Guaranty Agreement, dated May 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative”), the other Loan Parties from time to time party thereto, and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and as a Lender (together with any other lender from time to time party thereto, collectively “Lenders”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[    ] on [    ] (the “Funding Date”) pursuant to the Agreement, and authorizes Lenders to:

(a) Wire Funds to:

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b) Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i) the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, [and] (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing, [and] [(iv) the Loan Parties are in compliance with the Liquidity Requirement.]1 [The undersigned certifies that the [Second / Third] Tranche Milestone has been achieved and any supporting documents requested by Administrative Agent in connection therewith have been provided to Administrative Agent.]2

1 Include if applicable.

2 Include if applicable.

Borrower Representative agrees to notify Lenders promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Lenders have received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[Remainder of Page intentionally Left Blank]

[signature page to loan request]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE:

Variation Biotechnologies Inc.

By:
Name:
Title:

Schedule 1

Disbursements

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	K2 HEALTHVENTURES LLC, as Administrative Agent	Date:	________________________
FROM:	Variation Biotechnologies Inc.

Reference is made to that certain Loan and Guaranty Agreement, dated May 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative”), the other Loan Parties party thereto, K2 HEALTHVENTURES LLC and any other lender from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending ___________________ with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements and Compliance Certificate	Monthly, within 30 days	Yes No
A/R and A/P Aging Reports	Monthly, within 30 days	Yes No
Quarterly financial statements	Quarterly, within 45 days (unless Parent filed its Quarterly Report on Form 10Q)	Yes No
Annual Operating Budget and Financial Projections	Annually, within 45 days of fiscal year end (and within 5 days of any material modification thereto)	Yes No
Annual audited financial statements and any management letters	Annually, within 90 days of fiscal year end (unless Parent filed its Annual Report on Form 10K)	Yes No
Statements, reports and notices to stockholders or holders of Subordinated Debt	Within 5 days of delivery (unless filed with the SEC and a link to such filing is posted on Parent’s website)	Yes No
SEC filings	Within 5 days after filing with SEC (provided such filings will be deemed to have been delivered on the date on which Parent posts such documents on Parent’s website)	Yes No

Reporting Covenants	Required	Complies

Legal action notices and updates	Promptly	Yes No
Board minutes	After minutes are approved internally	Yes No
IP report	At the end of each fiscal quarter	Yes No
copies of any material notices, reports or other materials delivered to holders of its Equity Interests	Promptly	Yes No
Bank account statements (with transaction detail)	Together with monthly financial statements, within 30 days or within 3 days, upon Administrative Agent’s request, evidence of the balance maintained in any Deposit Account or Securities Account	Yes No
Board, Committee, Subcommittee, Scientific Advisory Board Materials	As and when delivered	Yes No
Product related material correspondence, reports, documents and other filings	Within 3 Business Days	Yes No

Financial Covenants	Required	Actual	Complies

Minimum Net Revenue (T6M)	See Section 6.10	$	Yes No

Other Covenants	Required	Actual	Complies

Equipment financing Indebtedness	Not to exceed $250,000 outstanding	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $250,000 per fiscal year	$	Yes No
Investments in Subsidiaries that are not Loan Parties	Not to exceed $250,000 per fiscal year	$	Yes No
Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $250,000 at any time	$	Yes No

Other Matters

Please list any SEC filings made since the most recently delivered Compliance Certificate: ____________________________________________________________________________	Yes	No

Has any Loan Party changed its legal name, jurisdiction of organization, chief executive office or principal place of business? If yes, please complete details below:

____________________________________________________________________________

	Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)
Yes No If no: __ Payroll Account __ De minimis Collateral Account; ending account balance $____________

Is there any new Product not previously disclosed on the Perfection Certificate or any prior Compliance Certificate? If yes, please complete details below:

___________________________________________________________________________

	Yes	No

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained? If yes, please describe below:

___________________________________________________________________________

	Yes	No
Has any Loan Party entered into a Restricted License? If yes, please describe below: ___________________________________________________________________________	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

________________________________________________________________________________________________

________________________________________________________________________________________________

BORROWER REPRESENTATIVE:

Variation Biotechnologies Inc.

By:
Name:
Title:

EXHIBIT D

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of [______________], 2020, [________________________] hereby authorizes K2 HEALTHVENTURES LLC (“K2”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of K2 to be applied to the payment of any and all amounts due under the Loan and Guaranty Agreement, dated May 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Borrower Representative, and any other borrowers party thereto from time to time, K2, and any other lender from time to time party thereto (collectively, “Lenders”), K2 as administrative agent for Lenders, and Ankura Trust Company, LLC, as collateral agent for Lenders, including without limitation, principal, interest, fees, expenses and charges (including Lender Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

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[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of [________]:

[______________________]

By:
Name:
Title:

EXHIBIT E

Form of

SECURED PROMISSORY NOTE

[THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.]

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative”), VBI Vaccines Inc., a British Columbia corporation, (“Parent”), and together with Borrower Representative and any Person who becomes a party as a borrower from time to time to the Loan Agreement (as defined below),(collectively, “Borrowers”, and each a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Guaranty Agreement, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the other Loan Parties party thereto, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors and assigns, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, “Collateral Trustee”),the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by Lenders to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement and any other fees or expenses (including Lender Expenses) when due from time to time pursuant to the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement. A portion of the Loans may be converted into Common Stock of the Parent in accordance with and pursuant to the terms of the Loan Agreement. Accordingly, the outstanding principal amount of the Loans may be less than the amount set forth in this Note.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices except as required by the Loan Agreement in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral of the Loan Parties granted to the applicable Collateral Agent pursuant to the Loan Documents, for the ratable benefit of Lenders.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact [_______________], 310 Hunt Club Road East, Suite 201, Ottawa Ontario Canada K1V 1C1, or by telephone at [___________] to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

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[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Borrower.

Variation Biotechnologies Inc.

By
Name:
Title:

VBI VACCINES Inc.

By
Name:
Title:

EXHIBIT F

CONVERSION ELECTION NOTICE

Reference is made to that certain Loan and Guaranty Agreement, dated May 22, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Variation Biotechnologies Inc., a Canadian federal corporation (“Borrower Representative”), VBI Vaccines Inc., a British Columbia corporation (“Parent”), certain other parties thereto as borrowers or guarantors from time to time, K2 HEALTHVENTURES LLC and any other lender from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned Designated Holder hereby elects to convert $[__________________] of the outstanding Restatement Term Loans into Conversion Shares at the [Original/Second Amendment] Conversion Price.

Parent is hereby requested to issue the Conversion Shares in the following name and to the following address:

Issue to: [______________]

[______________]

[______________]

[designated holder]

By:
Title:
Dated:

DTC Participant Number and Name (if electronic book entry transfer): _________________________

Account Number (if electronic book entry transfer): _______________________________________

ACKNOWLEDGMENT

Parent hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue [NUMBER] shares of Common Stock of VBI Vaccines Inc.

VBI Vaccines Inc.

By:
Name:
Title:

SCHEDULE 1

Restatement COMMITMENTS

LENDER	Restatement FIRST TRANCHE TERM LOAN COMMITMENT	Restatement SECOND TRANCHE TERM LOAN COMMITMENT	Restatement THIRD TRANCHE TERM LOAN COMMITMENT	Restatement FOURTH TRANCHE TERM LOAN COMMITMENT	TOTAL Restatement COMMITMENTS
K2 HEALTHVENTURES LLC	$50,000,000	$15,000,000	$10,000,000	$25,000,000	$100,000,000

schedule 2

post-closing deliveries

[Reserved]

schedule 3

TAXES; INCREASED COSTS

1. Defined Terms. For purposes of this Schedule 3:

(a) “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b) “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office or business activities located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding and Canadian withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Restatement Term Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in such Restatement Term Loan or Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Schedule 3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, or to the extent arising from an assignment after the occurrence and during the continuation of an Event of Default, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Schedule 3 and (iv) any withholding Taxes imposed under FATCA.

(c) “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d) “Foreign Lender” means a Lender that is not a U.S. Person.

(e) “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes. Notwithstanding anything to the contrary herein, any Israeli Taxes shall be regarded as Indemnified Taxes.

(f) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(g) “IRS” means the United States Internal Revenue Service.

(h) “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Restatement Term Loan or Loan Document).

(i) “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(j) “Recipient” means Administrative Agent, or any Collateral Agent or Lender, as applicable.

(k) “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(l) “Withholding Agent” means, individually, the Loan Parties and Administrative Agent.

2. Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3. Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

4. Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 3 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5. Indemnification by Lenders. Each Lender shall severally indemnify Administrative Agent and any Collateral Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent or any Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or any Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent or any Collateral Agent, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent and any Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent or any Collateral Agent, as applicable, to Lenders from any other source against any amount due to Administrative Agent or any Collateral Agent under this Section 5.

6. Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to the provisions of this Schedule 3, the Loan Parties shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

7. Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties and Administrative Agent, at the time or times reasonably requested by the Loan Parties or Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Parties or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Parties or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties or Administrative Agent as will enable the Loan Parties or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Schedule 3) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person,

(i) any Lender that is a U.S. Person shall deliver to such Loan Party and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or Administrative Agent), whichever of the following is applicable:

A. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B. executed copies of IRS Form W-8ECI;

C. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to such Loan Party and Administrative Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to such Loan Party as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding and Canadian withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party or Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Loan Party and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Loan Party or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Loan Party or Administrative Agent as may be necessary for such Loan Party and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and Administrative Agent in writing of its legal inability to do so.

8. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Schedule 3 (including by the payment of additional amounts pursuant to the provisions of this Schedule 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Schedule 3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9. Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Loan Parties will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

10. Survival. Each party’s obligations under the provisions of this Schedule 3 shall survive the resignation or replacement of Administrative Agent or any Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SCHEDULE 4

REGISTRATION RIGHTS

For purposes of this Schedule 4, capitalized terms used and not otherwise defined shall have the following meanings:

“Common Stock” means the Common Stock of Borrower Representative, no par value

“Effectiveness Period” shall have the meaning set forth in Section 1 below.

“Filing Date” shall mean the date that is forty-five (45) days after receipt by Borrower Representative of a written notice by Administrative Agent requesting that a Registration Statement be filed in respect of all of the Conversion Shares, provided no such request shall be given if the Conversion Shares do not constitute Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, or prior to any conversion in accordance with Section 2.2(e) of the Agreement, the Designated Holder(s).

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Conversion Shares issued or issuable pursuant to Section 2.2(e) of the Agreement and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to Borrower Representative a Selling Stockholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements pursuant to Rule 144, without any time, volume or manner limitations (or any similar provision then in effect).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

A-1

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by Borrower Representative from time to time.

1 Registration Obligations; Filing Date Registration.

On or prior to the Filing Date Borrower Representative shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by the Administrative Agent on behalf of Holders; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day. The Registration Statement shall be on Form S-3 (except if Borrower Representative is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and Borrower Representative shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that Borrower Representative shall use commercially reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC). The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A. Borrower Representative shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold pursuant to Rule 144, without limitations, as determined by the counsel to Borrower Representative pursuant to a written opinion letter, addressed to Borrower Representative’s transfer agent to such effect (the “Effectiveness Period”). By 9:30 am Eastern Time on the Business Day following the date the Registration Statement is declared effective, Borrower Representative shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. Lenders acknowledge and agree that securities other than the Registrable Securities may be included in the Registration Statement.

2 Registration Procedures.

In connection with Borrower Representative’s registration obligations hereunder, Borrower Representative shall:

2.1 Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3 (or if Borrower Representative is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto (except if otherwise directed by Administrative Agent), and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.

2.2 Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.12) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

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2.3 Promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies Borrower Representative whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by such Holders, furnish to them a copy of such comments and Borrower Representative’s responses thereto; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Borrower Representative of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.4 Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.

2.5 If requested by the Administrative Agent on behalf of Designated Holders, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Borrower Representative reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Borrower Representative has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

2.6 Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

2.7 Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Borrower Representative hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

2.8 Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, Borrower Representative shall in no event be required to (x) qualify to do business in any state where it is not then qualified or (y) take any action that would subject it to tax or to the general service of process in any such state where it is not then subject, or (z) comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to Borrower Representative.

2.9 Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, unless such Registrable Securities are not certificated.

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2.10 Upon the occurrence of any event contemplated by Section 2.3(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.11 Use commercially reasonable efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the Nasdaq Stock Market or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by Borrower Representative are then listed or traded; provided, however, that nothing in the Section 2.11 shall require Borrower Representative to continue to list its Common Stock on the Nasdaq Stock Market and be a reporting company pursuant to Section 13 of the Exchange Act.

2.12 Borrower Representative may require each selling Holder to furnish to Borrower Representative information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Borrower Representative may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving such request. Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from Borrower Representative that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.3 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from Borrower Representative of the occurrence of any event of the kind described in Sections 2.3(ii), (iii), (iv), (v) or 2.13, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.10, or until it is advised in writing by Borrower Representative that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

2.13 If (i) there is material non-public information regarding Borrower Representative which the Board reasonably determines not to be in Borrower Representative’s best interest to disclose and which Borrower Representative is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to Borrower Representative which the Board reasonably determines not to be in Borrower Representative’s best interest to disclose, then Borrower Representative may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed thirty (30) consecutive days, provided that Borrower Representative may not postpone or suspend its obligation under this Section 2.13 for more than sixty (60) days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive thirty (30) day periods, arising out of the same set of facts, circumstances or transactions.

2.14 Any legend indicating, directly or indirectly, that the Registrable Securities constitute “restricted securities” (as such term is defined in Rule 144) stamped on a certificate evidencing the Registrable Securities, and the related stock transfer instructions and record notations with respect to such Registrable Securities, shall be removed and Borrower Representative shall approve the issuance of shares without such legend to the holder of such Securities if the Holder thereof provides Borrower Representative with reasonable assurances that such securities can be sold pursuant to Rule 144. Following the receipt by Borrower Representative of such assurances, Borrower Representative will, no later than five trading days following the delivery by a holder to Borrower Representative or Borrower Representative’s transfer agent of a legended certificate representing such securities or a request to remove the legend from such securities, deliver or cause to be delivered to such Holder shares of such securities that are free from such restrictive legends.

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2.15 If a Registration Statement is not effective with respect to all of the Registrable Securities and Borrower Representative decides to register any of its securities for its own account or for the account of others (if the agreement pursuant to which such securities are being registered for the account of others so allows), then Borrower Representative will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Administrative Agent on behalf of Holders to be included therein (excluding any Registrable Securities previously included in a Registration Statement). This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Conversion Shares do not constitute Registrable Securities. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then Borrower Representative shall include in such registration (i) first, the securities Borrower Representative proposes to sell, and (ii) second, the Registrable Securities.

3 Registration Expenses.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by Borrower Representative (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder except as specifically provided below), except as and to the extent specified in this Section 3, shall be borne by Borrower Representative whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Borrower Representative, (iv) Securities Act liability insurance, if Borrower Representative so desires such insurance, and (v) fees and expenses of all other Persons retained by Borrower Representative in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Borrower Representative’s independent public accountants. In addition, Borrower Representative shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4 Indemnification.

4.1 Indemnification by Borrower Representative. Borrower Representative shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of third party claims relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose); (ii) as a result of the failure of such Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after Borrower Representative has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Borrower Representative, which consent shall not be unreasonably withheld. Borrower Representative shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which Borrower Representative is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by the Holder.

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4.2 Indemnification by Holders. Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless Borrower Representative, its directors, officers, agents and employees, each Person who controls Borrower Representative (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose). Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.

4.3 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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(c) All out-of-pocket fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

4.4 Contribution.

(a) If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate amount invested by such Holder under the Loan Agreement.

5 Rule 144.

As long as any Holder owns any Registrable Securities, Borrower Representative covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Borrower Representative after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns any Registrable Securities, if Borrower Representative is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144 annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. Borrower Representative further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, Borrower Representative shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

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6 Miscellaneous.

6.1 Remedies. In the event of a breach by Borrower Representative or by a Holder, of any of their obligations under this Agreement, each Holder or Borrower Representative, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Borrower Representative and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

6.2 Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have Borrower Representative register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Borrower Representative within a reasonable time after such assignment, (ii) Borrower Representative is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Borrower Representative receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Borrower Representative to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

6.3 Notices and Communications to Holders. Unless otherwise indicated in a written notice by Administrative Agent to Borrower Representative, Borrower Representative may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holders to Administrative Agent in accordance with Section 10 of the Agreement, and Administrative Agent shall promptly deliver the same to Holders.

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PLAN OF DISTRIBUTION

The sellers of shares pursuant to this Registration Statement (the “Selling Stockholders”) and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	in the over the counter market;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock pursuant to the registration statement, of which this prospectus forms a part.

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The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealer or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%). Each Selling Stockholder has informed Borrower Representative that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We have advised each Selling Stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Common Stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange Commission. If a Selling Stockholder uses this prospectus for any sale of shares of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an agreement between us and the Selling Stockholders. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

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Annex B

VBI VACCINES INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock, $[____________] par value per share (the “Common Stock”), of VBI VACCINES iNC. (the “Company”, and such shares of Common Stock, the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Loan and Guaranty Agreement, dated as of May 22, 2020 (the “Agreement”), by and among the Company, the other Loan Parties party thereto, the lenders from time to time party thereto, K2 HEALTHVENTURES LLC, as administrative agent for the lenders, and ANKURA TRUST COMPANY, LLC, as collateral agent for the lenders. The purpose of this Questionnaire is to facilitate the filing of the Registration Statement under the Securities Act that will permit you to resell the Registrable Securities in the future. The information supplied by you will be used in preparing the Registration Statement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone: ________________________________________________________________________________________________
Fax: ________________________________________________________________________________________________
Contact Person: ________________________________________________________________________________________________
E-mail address of Contact Person:________________________________________________

3. Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐       No ☐

Note:	If yes, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐       No ☐

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐        No ☐

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	As of ___________, 201___, the Selling Stockholder owned outright (including shares registered in Selling Stockholder’s name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in “street name” for its account), _________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

(b)	In addition to the number of shares Selling Stockholder owned outright as indicated in Item 5(a) above, as of ________________, 201___, the Selling Stockholder had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, with respect to ______________ shares of the Company’s capital stock (excluding the Registrable Securities). If “zero,” please so state.

If the answer to Item 5(b) is not “zero,” please complete the following tables:

Sole Voting Power:

Number of Shares	Nature of Relationship	Resulting in Sole Voting Power

Shared Voting Power:

Number of Shares	With Whom Shared	Nature of Relationship

Sole Investment power:

Number of Shares	Nature of Relationship	Resulting in Sole Investment power

Shared Investment power:

Number of Shares	With Whom Shared	Nature of Relationship

(c)	As of _____________, 201___, the Selling Stockholder had the right to acquire the following shares of the Company’s common stock pursuant to the exercise of outstanding stock options, warrants or other rights (excluding the Registrable Securities). Please describe the number, type and terms of the securities, the method of ownership, and whether the undersigned holds sole or shared voting and investment power. If “none”, please so state.

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Agreement and each related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

Schedule 5

Minimum net revenue schedule

Measurement Period – T6M ending	Minimum Net Revenue
September 30, 2023, and December 31, 2023	75% of projected Net Revenue as set forth in the Projections, which have been delivered to Administrative Agent as of the Second Amendment Effective Date
March 29, 2024 and the last day of each fiscal quarter thereafter	75% of projected Net Revenue as set forth in the Projections

SCHEDULE 1

AMENDMENT DOCUMENTS

1.	An Affirmation of Israeli Security Documents, duly executed by Israeli Loan Parties, including without limitation, (a) Second Amendment to Debenture - Fixed Charge Agreement, and (b) Second Amendment to Debenture - Floating Charge Agreement, and (c) the forms required to be submitted to the applicable Israeli Governmental Authority in connection therewith

2.	An Affirmation of Canadian Security Documents, duly executed by Canadian Loan Parties.

Schedule 1